OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200



                                                                   June 11, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                           Re:      Uniforce Services, Inc.
                                    Registration Statement on Form S-8
                                    ----------------------------------

Gentlemen:

                  Reference is made to the Registration Statement on Form S-8 dated June 11, 1997 (the "Registration Statement"), filed with the Securities and Exchange Commission by Uniforce Services, Inc., a New York corporation (the "Company"). The Registration Statement relates to an aggregate of 92,535 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"). The Shares will be issued and sold by the Company in accordance with the stock option agreements by and between the Company and Harry Maccarrone and Rosemary Maniscalco (the "Executive Option Agreements").

                  We  advise  you  that we have  examined  originals  or  copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and stockholders of the Company, the Executive Option Agreements, the Prospectus forming a part of the Registration Statement relating to the resale of the Shares (the "Prospectus"), and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such

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Securities and Exchange Commission
June 11, 1997
Page -2-

examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms and conditions set forth in the Executive Option Agreements, will be duly and validly issued, fully paid and non-assessable.

                  We consent to the reference to this firm under the caption "Legal Matters" in the Prospectus.


                                     Very truly yours,


                                     /s/ OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
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                                     OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP